EXHIBIT 12.1
CROUCH, BIERWOLF & ASSOCIATES
Certified Public Accountants
1453 South Major Street
Salt Lake City, UT 84115


We hereby consent to the use of our audit report of Alnilam Corporation dated December 20, 2000, for the year ended September 30, 2000 in their Form 10-SB.

/s/ Crouch, Bierwolf & Associates

    Salt Lake City, UT
    February 1, 2001